Exhibit 99.2

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Enzo BioChem, Inc., a New York corporation (the “Company”);

WHEREAS, Roumell Opportunistic Value Fund (the “Fund”), Roumell Asset Management, LLC, a Maryland limited liability company (“Roumell”), James C. Roumell, Susanne L. Meline and Edward Terino wish to form a group for the purpose of seeking representation on the Board of Directors of the Company (the “Board”) at the upcoming annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 29th day of September 2021 by the parties hereto:

1. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate. Roumell or its representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member at least 24 hours prior to the filing or submission thereof.

2. So long as this agreement is in effect, each of the undersigned shall provide written notice to Craig L. Lukin of (i) any of their purchases or sales of securities of the Company; or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3. Each of the undersigned agrees to form the Group for the purpose of (i) soliciting proxies or written consents for proposals submitted to stockholders for approval and the election of the persons nominated by the Group to the Board, each at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

4. Roumell shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses.

5. Each of the undersigned agrees that any SEC filing, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in herein (collectively, “Communications”) shall be first approved by Roumell, or its representatives, and by Edward Terino or Susanne Meline to the extent any such Communications refer to his or her, as applicable, credentials or experience, which approval shall not be unreasonably withheld.

6. The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he or it deems appropriate, in his or its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8. In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

9. Any party hereto may terminate his or its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by email to Craig L. Lukin, c/o: Roumell Asset Management, LLC, clukin@roumellasset.com.

10. Each party acknowledges that Roumell shall, in its sole discretion, select and retain counsel for both the Group and Roumell and its affiliates relating to their investment in the Company.

11. Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ROUMELL OPPORTUNISTIC VALUE FUND

BY:	ROUMELL ASSET MANAGEMENT, LLC, as its sole investment advisor

By:	/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
Name:	James C. Roumell
Title:	President

ROUMELL ASSET MANAGEMENT, LLC

By:	/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
Name:	James C. Roumell
Title:	President

/s/ James C. Roumell, by Craig L. Lukin, attorney-in-fact,
pursuant to a Power of Attorney previously filed
JAMES C. ROUMELL

Signature Page to

Joint Filing and Solicitation Agreement

/s/ Susanne L. Meline
SUSANNE L. MELINE

Signature Page to

Joint Filing and Solicitation Agreement

/s/ Edward Terino
EDWARD TERINO

Signature Page to

Joint Filing and Solicitation Agreement